Exhibit 99.1

Fellazo Inc. Announces Plans for Trust Liquidation and Redemption of Public Shares

NEW YORK, NY, April 8, 2020 – Fellazo Inc. (the “Company”) announced that, in view of the recent determination by the Nasdaq hearing panel to delist the Company’s securities from The Nasdaq Stock Market, the Company does not believe it will be able to consummate an initial business combination within the time period required by its memorandum and articles of association (the “Charter”). As a result, the Company has determined to liquidate the trust and wind down the company.

Pursuant to the Charter, if the Company does not consummate an initial business combination by July 29, 2020, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company to pay its taxes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the public shares is expected to be approximately $10.14 (the “Redemption Amount”).

As previously announced, the Company’s securities are not traded or quoted on any market following the Nasdaq delisting. As of the close of business on April 17, 2020, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. The redemption of the Public Shares is expected to be completed by April 17, 2020.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants or rights. The Company’s initial shareholders have waived their redemption rights with respect to the outstanding ordinary shares issued prior to the Company’s initial public offering and in connection with the private placement that closed concurrently with the initial public offering.

About Fellazo Inc.

Fellazo Inc. is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although the Company is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, it intends to focus on businesses in the health food and supplement sector that have their primary operations in Asia.

Forward-Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including its ability to liquidate and wind down the company. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the SEC, including those factors discussed under the caption "Risk Factors" in such filings. Copies of such filings are available on the SEC's website. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Stephen Markscheid

Interim Chief Executive Officer

Fellazo Inc.

stephen.markscheid@tkkcapital.com